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                                                                  Exhibit 23.1

[DELOITTE LOGO]
                                                         DELOITTE & TOUCHE LLP
                                                         180 N. Stetson Avenue
                                                         Chicago, IL 60601-6779
                                                         USA

                                                         Tel: +1 312 946 3000
                                                         Fax: +1 312 946 2600
                                                         www.deloitte.com


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Registration Statement of Advanced Life Sciences Holdings, Inc. (the "Company") on Form S-1 of our report dated April 25, 2005 related to the consolidated financial statements of the Company as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and for the period from January 1, 1999 (inception) through December 31, 2004, which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to the uncertainty about the Company's ability to continue as a going concern, appearing in the prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Deloitte & Touche LLP
Chicago, Illinois

April 27, 2005



                                                      Member of
                                                      DELOITTE TOUCHE TOHMATSU